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                                                                     EXHIBIT 2.1

                         UNITED STATES BANKRUPTCY COURT
                           SOUTHERN DISTRICT OF TEXAS
                             CORPUS CHRISTI DIVISION

In re:                                  \
                                        \
PENTACON, INC.                          \    CASE NO. 01-____________
                                        \
PENTACON AEROSPACE GROUP, INC.          \    CASE NO. 01-____________
                                        \
PENTACON INDUSTRIAL GROUP, INC.         \    CASE NO. 01-____________
                                        \
PENTACON INTERNATIONAL SALES, INC.      \    CASE NO. 01-____________
                                        \
PENTACON DELAWARE, INC.                 \    CASE NO. 01-____________
                                        \
JET HOLDINGS, INC.                      \    CASE NO. 01-____________
                                        \
PENTACON PROPERTIES, L.P.               \    CASE NO. 01-____________
                                        \
PENTACON USA, L.P.                      \    CASE NO. 01-____________
                                        \
              Debtors                   \    (Motion for Joint Administration
                                        \    pending)

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                        JOINT CHAPTER 11 PLAN OF DEBTORS
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                                                      HAYNES AND BOONE, LIP
                                                      1000 Louisiana, Suite 4300
                                                      Houston, Texas 77002
                                                      Telephone: (713) 547-2000
                                                      Facsimile: (713) 547-2600

DATED:   May 23, 2002                        ATTORNEYS FOR DEBTORS

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                                TABLE OF CONTENTS
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
INTRODUCTION .............................................................................................1

ARTICLE I  DEFINITIONS AND CONSTRUCTION OF TERMS..........................................................1
    1.1    Scope of Definitions...........................................................................1
    1.2    Definitions....................................................................................1
    1.3    Rules of Interpretation and Construction.......................................................1

ARTICLE 2  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS; IMPAIRMENT......................................2
    2.1    Classification.................................................................................2
    2.2    Identification of Classes - Pentacon...........................................................2
    2.3    Identification of Classes - Pentacon Aerospace.................................................2
    2.4    Identification of Classes - Pentacon Industrial................................................3
    2.5    Identification of Classes - Pentacon International.............................................3
    2.6    Identification of Classes - Pentacon Delaware..................................................3
    2.7    Identification of Classes - JET Holdings.......................................................3
    2.8    Identification of Classes - Pentacon Properties................................................4
    2.9    Identification of Classes - Pentacon USA.......................................................4
    2.10   Unimpaired Classes.............................................................................4
    2.11   Impaired Classes...............................................................................4

ARTICLE 3  TREATMENT OF ADMINISTRATIVE CLAIMS, PROFESSIONAL FEE...........................................4
    3.1    Administrative Claims Bar Date.................................................................4
    3.2    Professional Fee Claims Bar Date...............................................................5
    3.3    Administrative Tax Claim Bar Date..............................................................5
    3.4    Payment of Administrative Claims and Professional Fee Claims...................................5
    3.5    Payment of Post Petition Payables..............................................................6
    3.6    Payment of Allowed Priority Unsecured Tax Claims...............................................6
    3.7    U. S. Trustee Fees.............................................................................6

ARTICLE 4  PROVISIONS FOR TREATMENT OF ALLOWED CLAIMS AND EQUITY INTERESTS................................6
    4.1    Treatment of Allowed Priority Unsecured Non-Tax Claims (Classes 1A,
           1B, 1C, 1D, 1E, 1F, 1G, and 1H)............................................................... 6
    4.2    Treatment of Allowed Secured Tax Claims (Classes 2A, 2B, 2C, 2D, 2E, 2F, 2G, and 2H)...........7
           4.2.1         Determination of Allowed Secured Tax Claim.......................................7
           4.2.2         Treatment of Allowed Secured Tax Claims..........................................7
           4.2.3         Retention of Lien................................................................8
           4.2.4         Deficiency Claim.................................................................8
    4.3    Treatment of Allowed Secured Claims of Bank Lenders (Classes 3A, 3B, 3C, 3D, 3E, 3F,
           3G, and 3H)....................................................................................8
    4.4    Treatment of Allowed Other Secured Claims (Classes 4A, 4B, 4C, 4D, 4E, 4F, and 4G).............8
           4.4.1         Determination of Allowed Other Secured Claims....................................8
           4.4.2         Treatment of Allowed Other Secured Claims........................................9
           4.4.3         Retention of Lien................................................................9
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
           4.4.4         Deficiency Claim.................................................................9
    4.5    Treatment of Assumed General Unsecured Claims (Classes 5A, 5B, 5C, 5D, 5E, 5F, 5G, and 5H).....9
    4.6    Treatment of Allowed Other General Unsecured Claims (Classes 6A, 6B, 6C, 6D, 6E, 6F, 6G,
           and 6H)...................................................................................... 10
    4.7    Treatment of Allowed Equity Interests (Classes 7A, 7B, 7C, 7D, 7E, 7F, 7G, and 7H)............10

ARTICLE 5  EXECUTORY CONTRACTS...........................................................................10
    5.1    Assumption and Rejection......................................................................10
    5.2    Approval of Assumption or Rejection...........................................................11
    5.3    Rejection Claims..............................................................................11

ARTICLE 6  MEANS FOR IMPLEMENTATION OF THE PLAN..........................................................11
    6.1    The Plan Agent................................................................................11
           6.1.1         Selection of Plan Agent.........................................................11
           6.1.2         Duties and Obligations of Plan Agent............................................12
    6.2    The Closing...................................................................................12
           6.2.1         Consummation of Sale to Purchaser...............................................12
           6.2.2         Amendment of Debtors' Articles of Incorporation and By-Laws.....................13
           6.2.3         Execution of Documents and Corporate Action.....................................13
           6.2.4         Surrender of Instruments........................................................14
           6.2.5         Establishment of Reserves and Other Accounts....................................14
                         6.2.5.1  Establishment of Sale Proceeds Account.................................14
                         6.2.5.2  Establishment of Administrative Claims Reserve.........................14
                         6.2.5.3  Establishment of Priority Claims Reserve...............................14
           6.2.6         Discharge of Indenture and Cancellation of Senior Notes.........................15
    6.3    Termination of the Committee..................................................................15
    6.4    Bankruptcy Code Section 1145 Determination....................................................15

ARTICLE 7  GENERAL PROVISIONS GOVERNING DISTRIBUTIONS....................................................16
    7.1    In General....................................................................................16
    7.2    Distributions on Allowed Claims Only..........................................................16
    7.3    Place and Manner of Payments or Distributions.................................................16
    7.4    Undeliverable Distributions...................................................................16
    7.5    Treatment of Unclaimed or Undeliverable Distributions.........................................17
    7.6    Withholding...................................................................................17
    7.7    Interest......................................................................................18
    7.8    Distributions to Holders of Senior Notes......................................................18
           7.8.1         Distributions...................................................................18
           7.8.2         Record Date for Senior Notes....................................................19

ARTICLE 8  VESTING OF PROPERTY...........................................................................19
    8.1    Retesting of Property.........................................................................19
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
ARTICLE 9  DISCHARGE, RELEASE AND EXTINGUISHMENT OF LIENS, CLAIMS, INTERESTS, AND ENCUMBRANCES...........20
    9.1    Discharge of Debtors..........................................................................20
    9.2    Exculpation...................................................................................20

ARTICLE 10 INJUNCTION AGAINST ENFORCEMENT OF RECONFIRMATION DEBT.........................................21
    10.1   Injunction Enjoining Holders of Claims Against Debtors........................................21

ARTICLE 11 EVENTS OF DEFAULT.............................................................................21
    11.1   Events of Default.............................................................................21
    11.2   Remedies for Defaults.........................................................................22

ARTICLE 12 PROVISIONS FOR THE RESOLUTION OF OBJECTIONS TO PROOFS OF CLAIM................................22
    12.1   Right to Object to Claims.....................................................................22
    12.2   Deadline for Objecting to Claims..............................................................22
    12.3   Deadline for Responding to Claim Objections...................................................23
    12.4   Estimation of Claims..........................................................................23
    12.5   Notice of Claim Allowance.....................................................................23

ARTICLE 13 GENERAL PROVISIONS RELATING TO RESERVES.......................................................23
    13.1   Administrative Claims Reserves................................................................23
    13.2   Priority Claims Reserve.......................................................................24
    13.3   Disputed Claims Reserve.......................................................................24

ARTICLE 14 PROVISIONS FOR THE RETENTION, ENFORCEMENT, COMPROMISE, OR ADJUSTMENT OF CLAIMS................25
    14.1   Right to Enforce, Compromise, or Adjust Estate Claims.........................................25

ARTICLE 15 RETENTION OF JURISDICTION.....................................................................25
    15.1   Retention of Jurisdiction.....................................................................25

ARTICLE 16 GENERAL PROVISIONS............................................................................26
    16.1   Confirmation Order............................................................................26
    16.2   Notices.......................................................................................27
    16.3   Dates.........................................................................................28
    16.4   Further Action................................................................................28
    16.5   Exhibits......................................................................................28
    16.6   Exemption from Transfer Taxes.................................................................29
    16.7   Binding Effect................................................................................29
    16.8   Governing Law.................................................................................29
    16.9   Headings......................................................................................29
    16.10  Rounding of Amounts...........................................................................29
    16.11  Withdrawal or Revocation of the Plan..........................................................29
    16.12  Reservation of Rights.........................................................................30
    16.13  Defects, Omissions, and Amendments............................................................30
    16.14  Good Faith....................................................................................31
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
ARTICLE 17 SUBSTANTIAL CONSUMMATION......................................................................31
    17.1   Substantial Consummation......................................................................31
    17.2   Final Decree..................................................................................31

ARTICLE 18 CONTINGENCIES TO EFFECTIVENESS OF PLAN........................................................31
    18.1   Contingencies.................................................................................31

                                       iv
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                                EXHIBITS TO PLAN

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
Glossary of Defined Terms................................................................................Exhibit A

Asset Purchase Agreement dated May 23, 2002..............................................................Exhibit B

Plan Agent Provisions....................................................................................Exhibit C

                                        v
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                                  INTRODUCTION

     Pentacon, Inc.; Pentacon Aerospace Group, Inc.; Pentacon Industrial Group, Inc.; Pentacon International Sales, Inc.; Pentacon Delaware, Inc.; JET Holdings, Inc.; Pentacon Properties, L.P.; and Pentacon USA, L.P., the debtors in these jointly administered chapter 11 cases, propose this Joint Chapter 11 Plan under Bankruptcy Code section 1121.

                                    ARTICLE 1
                      DEFINITIONS AND CONSTRUCTION OF TERMS

     1.1 SCOPE OF DEFINITIONS. All capitalized terms not defined elsewhere in the Plan have the meanings prescribed in section 1.2 of the Plan. Any capitalized term used in the Plan that is not defined in the Plan has the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules, whichever is applicable.

     1.2 DEFINITIONS. Defined terms are set forth in the Glossary of Defined Terms, which is attached as EXHIBIT A to the Plan.

     1.3  RULES OF INTERPRETATION AND CONSTRUCTION. For purposes of the Plan,
(i) any reference in the Plan to an existing document or exhibit filed or to be filed means that document or exhibit as it may have been or may be amended, modified, or supplemented; (ii) unless otherwise specified, all references in the Plan to sections, articles, and exhibits are references to sections, articles, or exhibits to the Plan; (iii) the words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to the Plan in its entirety and not to any particular portion the Plan; (iv) captions and headings contained in the Plan are inserted for convenience and reference only, and are not intended to be part of or to affect the interpretation of the Plan; (v) wherever appropriate from the context, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and neuter gender; and (vi) the

                                        1
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rules of construction outlined in section 102 of the Bankruptcy Code and in the
Bankruptcy Rules shall apply to the Plan.

                                    ARTICLE 2
            CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS; IMPAIRMENT

     2.1 CLASSIFICATION. Pursuant to Bankruptcy Code section 1122, a Claim or Equity Interest is placed in a particular Class for purposes of voting on the Plan and receiving Distributions under the Plan only to the extent (I) the Claim or Equity Interest is an Allowed Claim or Allowed Equity Interest in that Class and (ii) the Claim or Equity Interest has not been paid, released, or otherwise compromised before the Effective Date. A Claim or Equity Interest shall be classified in a different Class to the extent it qualifies within the definition of that different Class. In accordance with Bankruptcy Code section 1123(a)(1), Administrative Claims, Professional Fee Claims, and Priority Unsecured Tax Claims are not classified under the Plan.

     2.2 IDENTIFICATION OF CLASSES - PENTACON. The following are the designations for the Classes of Claims against and Equity Interests in Pentacon:

               Class 1A     Allowed Priority Unsecured Non-Tax Claims
               Class 2A     Allowed Secured Tax Claims
               Class 3A     Allowed Secured Claims of the Bank Lenders
               Class 4A     Allowed Other Secured Claims
               Class 5A     Allowed Assumed General Unsecured Claims
               Class 6A     Allowed Other General Unsecured Claims
               Class 7A     Allowed Equity Interests

     2.3 IDENTIFICATION OF CLASSES - PENTACON AEROSPACE. The following are the designations for the Classes of Claims against and Equity Interests in Pentacon
Aerospace:

               Class 1B     Allowed Priority Unsecured Non-Tax Claims
               Class 2B     Allowed Secured Tax Claims
               Class 3B     Allowed Secured Claims of the Bank Lenders
               Class 4B     Allowed Other Secured Claims
               Class 5B     Allowed Assumed General Unsecured Claims
               Class 6B     Allowed Other General Unsecured Claims
               Class 7B     Allowed Equity Interests

                                        2
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     2.4  IDENTIFICATION OF CLASSES - PENTACON INDUSTRIAL. The following are the designations for the Classes of Claims against and Equity Interests in Pentacon
Industrial:

               Class 1C     Allowed Priority Unsecured Non-Tax Claims
               Class 2C     Allowed Secured Tax Claims
               Class 3C     Allowed Secured Claims of the Bank Lenders
               Class 4C     Allowed Other Secured Claims
               Class 5C     Allowed Assumed General Unsecured Claims
               Class 6C     Allowed Other General Unsecured Claims
               Class 7C     Allowed Equity Interests

     2.5 IDENTIFICATION OF CLASSES - PENTACON INTERNATIONAL. The following are the designations for the Classes of Claims against and Equity Interests in Pentacon International:

               Class 1D     Allowed Priority Unsecured Non-Tax Claims
               Class 2D     Allowed Secured Tax Claims
               Class 3D     Allowed Secured Claims of the Bank Lenders
               Class 4D     Allowed Other Secured Claims
               Class 5D     Allowed Assumed General Unsecured Claims
               Class 6D     Allowed Other General Unsecured Claims
               Class 7D     Allowed Equity Interests

     2.6 IDENTIFICATION OF CLASSES - PENTACON DELAWARE. The following are the designations for the Classes of Claims against and Equity Interests in Pentacon
Delaware:

               Class 1E     Allowed Priority Unsecured Non-Tax Claims
               Class 2E     Allowed Secured Tax Claims
               Class 3E     Allowed Secured Claims of the Bank Lenders
               Class 4E     Allowed Other Secured Claims
               Class 5E     Allowed Assumed General Unsecured Claims
               Class 6E     Allowed Other General Unsecured Claims
               Class 7E     Allowed Equity Interests

     2.7 IDENTIFICATION OF CLASSES - JET HOLDINGS. The following are the designations for the Classes of Claims against and Equity Interests in JET
Holdings:

               Class 1F     Allowed Priority Unsecured Non-Tax Claims
               Class 2F     Allowed Secured Tax Claims
               Class 3F     Allowed Secured Claims of the Bank Lenders
               Class 4F     Allowed Other Secured Claims
               Class 5F     Allowed Assumed General Unsecured Claims
               Class 6F     Allowed Other General Unsecured Claims
               Class 7F     Allowed Equity Interests

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     2.8  IDENTIFICATION OF CLASSES - PENTACON PROPERTIES. The following are the designations for the Classes of Claims against and Equity Interests in Pentacon
Properties:

               Class 1G     Allowed Priority Unsecured Non-Tax Claims
               Class 2G     Allowed Secured Tax Claims
               Class 3G     Allowed Secured Claims of the Bank Lenders
               Class 4G     Allowed Other Secured Claims
               Class 5G     Allowed Assumed General Unsecured Claims
               Class 6G     Allowed Other General Unsecured Claims
               Class 7G     Allowed Equity Interests

     2.9 IDENTIFICATION OF CLASSES - PENTACON USA. The following are the designations for the Classes of Claims against and Equity Interests in Pentacon
USA:

               Class 1H     Allowed Priority Unsecured Non-Tax Claims
               Class 2H     Allowed Secured Tax Claims
               Class 3H     Allowed Secured Claims of the Bank Lenders
               Class 4H     Allowed Other Secured Claims
               Class 5H     Allowed Assumed General Unsecured Claims
               Class 6H     Allowed Other General Unsecured Claims
               Class 7H     Allowed Equity Interests

     2.10 UNIMPAIRED CLASSES. Claims in Classes 1A, 1B, 1C, 1D, 1E, 1F, 1G, and 1H are not Impaired under the Plan. Under Bankruptcy Code section 1126(f), holders of Claims in those Classes are conclusively presumed to have accepted the Plan, and therefore are not entitled to vote to accept or reject the Plan.

     2.11 IMPAIRED CLASSES. Except for the Claims in Classes 1A, 1B, 1C, 1D, 1E, 1F, 1G, and 1H, all Claims and Equity Interests are Impaired under the Plan. Holders of Claims and Equity Interests in the Impaired Classes are entitled to vote to accept or reject the Plan.

                                    ARTICLE 3

              TREATMENT OF ADMINISTRATIVE CLAIMS, PROFESSIONAL FEE
                CLAIMS, AND ALLOWED PRIORITY UNSECURED TAX CLAIMS

     3.1 ADMINISTRATIVE CLAIMS BAR DATE. All applications or other requests for payment of Administrative Claims (except Post Petition Payables and Professional Fee Claims) arising on or

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before the Confirmation Date must be filed with the Bankruptcy Court and served on the Debtors, the U. S. Trustee, and any Committee within thirty (30) days after the Effective Date, or by such earlier deadline governing a particular Administrative Claim contained in an order of the Bankruptcy Court entered before the Confirmation Date. Any Administrative Claim (except Post Petition Payables and Professional Fee Claims) for which an application or request for payment is not filed within the above-referenced time period shall be discharged and forever barred.

     3.2 PROFESSIONAL FEE CLAIMS BAR DATE. All applications or other requests for payment of Professional Fee Claims arising on or before the conclusion of the Closing must be filed with the Bankruptcy Court and served on the Debtors, the U. S. Trustee, and any Committee within forty-five (45) days after the Closing Date. Any such Professional Fee Claims for which an application or other request for payment is not filed within that time period shall be discharged and forever barred.

     3.3 ADMINISTRATIVE TAX CLAIM BAR DATE. Notwithstanding section 3.1 of the Plan, any application or other request for payment of an Administrative Tax Claim must be filed with the Bankruptcy Court and served on the Debtors, the U.S. Trustee, and any Committee within forty-five (45) days after the Effective Date. Any Administrative Tax Claim for which an application or other request for payment is not filed within the applicable time period shall be discharged and forever barred.

     3.4 PAYMENT OF ADMINISTRATIVE CLAIMS AND PROFESSIONAL FEE CLAIMS. Allowed Administrative Claims (except Post Petition Payables and Professional Fee Claims) arising through the Confirmation Date shall be paid from the Administrative Expense Reserve within ten (10) days after the Allowance Date. Allowed Professional Fee Claims arising through the

                                        5
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conclusion of the Closing shall be paid within ten (10) days after the Allowance
Date (i) first from the balance of any retainers held by Professionals until fully exhausted, (ii) second from the balance of any reserve accounts established under any order of the Bankruptcy Court governing the payment of Professional Fees until fully exhausted, and (iii) third from the Administrative Expense Reserve.

     3.5 PAYMENT OF POST PETITION PAYABLES. Post Petition Payables shall be assumed by the Purchaser under the Asset Purchase Agreement and paid by the Purchaser pursuant to the existing payment terms and conditions (whether arising under an agreement, applicable law, or otherwise) governing any particular Post Petition Payable.

     3.6 PAYMENT OF ALLOWED PRIORITY UNSECURED TAX CLAIMS. Allowed Priority Unsecured Tax Claims assumed by the Purchaser under the Asset Purchase Agreement shall be paid by the Purchaser in accordance with any existing payment terms and conditions arising under any applicable law, rule or regulation governing such Claims. Any Allowed Priority Unsecured Tax Claims not assumed by the Purchaser under the Asset Purchase Agreement shall be paid in full from the Priority Claims Reserve on the later of (i) the Effective Date or (ii) ten (10) days after the Allowance Date.

     3.7 U. S. TRUSTEE FEES. After the Closing Date and until the Bankruptcy cases are closed, all fees incurred under 28 U.S.C. Section 1930(a)(6) shall be paid from the Administrative Claim Reserve.

                                    ARTICLE 4
         PROVISIONS FOR TREATMENT OF ALLOWED CLAIMS AND EQUITY INTERESTS

     4.1 TREATMENT OF ALLOWED PRIORITY UNSECURED NON-TAX CLAIMS (CLASSES 1A, 1B, 1C, 1D, 1E, 1F, 1G, AND 1H). Allowed Priority Unsecured Non-Tax Claims assumed by the Purchaser under the Asset Purchase Agreement shall be paid by the Purchaser pursuant to the

                                        6
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existing payment terms and conditions (whether arising under an agreement, applicable law, or otherwise) governing any particular Priority Unsecured Non-Tax Claim. Any Allowed Priority Unsecured Non-Tax Claim not assumed by the Purchaser shall be paid from the Priority Claims Reserve on the later of (i) the Effective Date or (ii) ten (10) days after the Allowance Date.

     4.2 TREATMENT OF ALLOWED SECURED TAX CLAIMS (CLASSES 2A, 2B, 2C, 2D, 2E, 2F, 2G, AND 2H).

          4.2.1 DETERMINATION OF ALLOWED SECURED TAX CLAIM. If there is more than one Allowed Secured Tax Claim in a particular Class, then each Allowed Secured Tax Claim in that Class shall be classified in a separate subclass. The Plan Agent may seek a determination regarding the allowability of any Secured Tax Claim not assumed by the Purchaser under the Bankruptcy Code and the Bankruptcy Rules. The Plan Agent, at its sole option, may initiate litigation seeking a determination of the amount, extent, validity, and priority of any Liens securing any Secured Tax Claim not assumed by the Purchaser.

          4.2.2 TREATMENT OF ALLOWED SECURED TAX CLAIMS. Allowed Secured Tax Claims assumed by the Purchaser under the Asset Purchase Agreement shall be paid by the Purchaser in accordance with the existing payment terms and conditions (whether arising under any applicable law, rule or regulation), governing any particular Allowed Secured Tax Claim. Any Allowed Secured Tax Claim not assumed by the Purchaser shall be satisfied in full at the election of the Plan Agent by (i) the transfer of any Estate Property constituting the collateral of the holder of the Allowed Secured Tax Claim to the extent of the amount of such Allowed Claim or (ii) an agreement between the Plan Agent and the holder of an Allowed Secured Tax Claim. Any Estate Property securing an Allowed Secured Tax Claim remaining after full satisfaction of that Claim shall remain Estate Property free and clear of all Liens.

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          4.2.3   RETENTION OF LIEN. Each holder of an Allowed Secured Tax Claim not assumed by the Purchaser under the Asset Purchase Agreement shall retain any Liens securing the Allowed Secured Tax Claim until such Claim is satisfied in accordance with the Plan, or until an earlier date agreed to by the holder of the Allowed Secured Tax Claim and the Plan Agent.

          4.2.4 DEFICIENCY CLAIM. If the holder of an Allowed Secured Tax Claim not assumed by the Purchaser under the Asset Purchase Agreement has a deficiency claim, such Claim shall be treated (as determined by the Bankruptcy Court) under the Plan as either (i) a Class 6 Other General Unsecured Claim or (ii) a Priority Unsecured Tax Claim.

     4.3 TREATMENT OF ALLOWED SECURED CLAIMS OF BANK LENDERS (CLASSES 3A, 3B, 3C, 3D, 3E, 3F, 3G, AND 3H). The Allowed Secured Claims of Bank Lenders (whether arising under the Pre-Petition Credit Facility, the Post-Petition Credit Facility, or otherwise) shall be paid in full from the Sale Proceeds on the Closing Date.

     4.4 TREATMENT OF ALLOWED OTHER SECURED CLAIMS (CLASSES 4A, 4B, 4C, 4D, 4E, 4F, AND 4G).

          4.4.1 DETERMINATION OF ALLOWED OTHER SECURED CLAIMS. If there is more than one Allowed Other Secured Claim in a particular Class, then each Allowed Other Secured Claim in that Class shall be classified in a separate subclass. The Plan Agent may seek a determination regarding the allowability of any Other Secured Claim not assumed by the Purchaser under the Bankruptcy Code and the Bankruptcy Rules. The Plan Agent, at its sole option, may initiate litigation seeking a determination of the amount, extent, validity, and priority of any Liens securing any Other Secured Claim not assumed by the Purchaser.

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

          4.4.2 TREATMENT OF ALLOWED OTHER SECURED CLAIMS. Allowed Other Secured Claims assumed by the Purchaser under the Asset Purchase Agreement shall be paid by the Purchaser in accordance with the existing payment terms and conditions (whether arising under an agreement, applicable law, or otherwise) governing any particular Allowed Other Secured Claim. Any Allowed Other Secured Claim not assumed by the Purchaser shall be satisfied in full at the election of the Plan Agent by (i) the transfer of any Estate Property constituting the collateral of the holder of the Allowed Other Secured Claim to the extent of the amount of such Allowed Claim or (ii) an agreement between the Plan Agent and the holder of an Allowed Other Secured Claim. Any Estate Property securing an Allowed Other Secured Claim remaining after full satisfaction of that Claim shall remain Estate Property free and clear of all Liens.

          4.4.3 RETENTION OF LIEN. Each holder of an Allowed Other Secured Claim not assumed by the Purchaser under the Asset Purchase Agreement shall retain any Liens securing the Allowed Other Secured Claim until such Claim is satisfied in accordance with the Plan, or until an earlier date agreed to by the holder of the Allowed Other Secured Claim and the Plant Agent.

          4.4.4 DEFICIENCY CLAIM. If the holder of an Allowed Other Secured Claim not assumed by the Purchaser under the Asset Purchase Agreement has a deficiency claim, such Claim shall be treated (as determined by the Bankruptcy Court) under the Plan a Class 6 Other General Unsecured Claim.

     4.5 TREATMENT OF ASSUMED GENERAL UNSECURED CLAIMS (CLASSES 5A, 5B, 5C, 5D, 5E, 5F, 5G, AND 5H). All Assumed General Unsecured Claims that are Pre-Petition Payables shall be assumed by the Purchaser under the Asset Purchase Agreement and paid by the Purchaser, in

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full, with interest on the Closing Date. Interest shall accrue on the unpaid balance of any Assumed General Unsecured Claim that is a Pre-Petition Payable at 5.0% per annum from the Petition Date until such Claim is fully paid. All Assumed General Unsecured Claims that are Accrued Liabilities and Scheduled Liabilities shall be assumed by the Purchaser and paid on the later of (i) the Closing Date or (ii) the date on which such Claim becomes due pursuant to the existing payment terms and conditions (whether arising under an agreement, applicable law, or otherwise) governing any particular Accrued Liability or Scheduled Liability.

     4.6 TREATMENT OF ALLOWED OTHER GENERAL UNSECURED CLAIMS (CLASSES 6A, 6B, 6C, 6D, 6E, 6F, 6G, AND 6H). Each holder of an Allowed Other General Unsecured Claim shall receive its Pro Rata Share of the Class 6 Amount on the later of (i) the Allowance Date or (ii) a Distribution Date.

     4.7 TREATMENT OF ALLOWED EQUITY INTERESTS (CLASSES 7A, 7B, 7C, 7D, 7E, 7F, 7G, AND 7H). Each holder of an Allowed Equity Interest in class 7A on the Effective Date shall receive a Pro Rata Share of the Class 7 Amount and the Purchase Price Escrow on the later of (i) the Allowance Date or (ii) a Distribution Date. Each holder of an Allowed Equity Interest in Classes 7B, 7C, 7D, 7E, 7F, 7G, and 7H shall retain their Equity Interests under the Plan but shall not be entitled to receive any Distribution under the Plan.

                                    ARTICLE 5
                               EXECUTORY CONTRACTS

     5.1 ASSUMPTION AND REJECTION. All Executory Contracts (except those identified on Schedule 2.2(a) of the Asset Purchase Agreement) shall be assumed by the applicable Debtor(s) and assigned to the Purchaser. To the extent required under Bankruptcy Code section 365(b)(1), any Cure shall be paid by the Purchaser on the Closing Date. All Executory Contracts identified on Schedule 2.2(a) of the Asset Purchase Agreement shall be rejected as of the Confirmation Date.

     5.2 APPROVAL OF ASSUMPTION OR REJECTION. Entry of the Confirmation Order shall constitute the approval, under Bankruptcy Code section 365(a), of (i) the assumption and assignment of the Executory Contracts identified in accordance with section 5.1 of the Plan and (ii) the rejection of all other Executory Contracts.

     5.3 REJECTION CLAIMS. Unless the Bankruptcy Court, the Bankruptcy Code, or the Bankruptcy Rules establish an earlier deadline concerning the rejection of a particular Executory Contract, any Claim arising out of the rejection of an Executory Contract under Article 5 of the Plan, must be filed with the Bankruptcy Court and served on the Debtors, the U.S. Trustee, and any Committee by the Rejection Claim Bar Date. Any such Claims not filed by the Rejection Claim Bar Date shall be discharged and forever barred. Any Claims arising out of the rejection of an Executory Contract pursuant to a Final Order entered before the Rejection Claim Bar Date must have been filed by the earlier of (i) the date, if any, specified in the Final Order approving such rejection or (ii) the Rejection Claim Bar Date; otherwise such Claims are discharged and forever barred. All Allowed Claims arising from the rejection of an Executory Contract shall be treated as an Allowed Other General Unsecured Claim in the relevant Class under the Plan.

                                    ARTICLE 6
                      MEANS FOR IMPLEMENTATION OF THE PLAN

     6.1  THE PLAN AGENT

          6.1.1 SELECTION OF PLAN AGENT. Before the Disclosure Statement Approval Date, the Debtors shall nominate a candidate to serve as the Plan Agent under the Plan. The Debtors shall also negotiate a fee agreement with such candidate. The Debtors shall file with the Bankruptcy Court and serve on any Committee at least ten (10) days before the hearing

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     on the Disclosure Statement a disclosure identifying the candidate for Plan
     Agent and setting forth the terms of the fee arrangement. The Plan Agent candidate shall be approved at the Confirmation Hearing, and shall thereafter immediately undertake the required duties under the Plan on the Closing Date.

          6.1.2 DUTIES AND OBLIGATIONS OF PLAN AGENT. On and after the Closing Date, the Plan Agent shall undertake his or her duties in accordance with the requirements of the Plan, including without limitation Exhibit C to the Plan.

     6.2 THE CLOSING. A Closing of the transactions required and contemplated under the Plan shall take place on the Closing Date at the offices of Haynes and Boone, LIP, 1000 Louisiana, Suite 4300, Houston, Texas 77002, or at such other place identified in a notice provided to those parties identified in section
16.2 of the Plan. The Debtors may reschedule the Closing by making an announcement at the originally scheduled Closing of the new date for the Closing. A notice of the rescheduled Closing Date shall be filed with the Bankruptcy Court and served on the parties identified in section 16.2 of the Plan within two (2) days after the originally scheduled Closing Date. The following actions shall occur at or before the Closing, and shall be effective on the Closing Date:

          6.2.1 CONSUMMATION OF SALE TO PURCHASER. All parties to the Asset Purchase Agreement shall undertake all actions necessary to effectuate and consummate the sale of the Debtors' property and assets to the Purchaser under the Asset Purchase Agreement, including the payment of the purchase price thereunder and the execution of any and all necessary documents and other instruments. All Estate Property purchased under the Asset Purchase Agreement shall be conveyed to Purchaser free and clear of all Liens, Claims, interests or encumbrances. The Bank Lenders shall execute all documents and instruments reasonably required by the Purchaser to release their Liens on or against the Estate Property conveyed to Purchaser pursuant to the Asset Purchase Agreement.

          6.2.2 AMENDMENT OF DEBTORS' ARTICLES OF INCORPORATION AND BY-LAWS. The Debtors' Articles of Incorporation and By-Laws (or analogous governance documents) shall be amended and all necessary action shall be taken to:

          (i) prohibit the issuance of non-voting equity securities, and providing, as to the several classes of securities possessing voting power, an appropriate distribution of such power among such classes, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends;

          (ii) provide for the termination of all then current officers, directors, and managers of the Debtors, effective on the Closing Date;

          (iii) provide for the election and appointment of the Plan Agent as the sole director or manager (whichever is applicable) and as President and Secretary of the Debtors, effective on the termination of all directors, officers, and managers of the Debtors on the Closing Date; and

          (iv) provide for such provisions, terms, and conditions necessary to comply, conform with, and implement the terms, conditions, and requirements of the Plan, including the provisions regarding the Plan Agent's rights and obligations set forth in Exhibit C to the Plan.

          6.2.3 EXECUTION OF DOCUMENTS AND CORPORATE ACTION. The Debtors shall deliver all documents and perform all actions reasonably contemplated with respect to implementation of the Plan. Robert L. Ruck is designated as the authorized representative of each Debtor (i) to execute on behalf of each Debtor, in a representative capacity and not individually, any documents or instruments after the Confirmation Date or at the Closing that may be necessary to consummate the Plan and (ii) to undertake any other action on behalf of each Debtor to consummate the Plan. Robert L. Ruck may take any action authorized under this section without action by or notice to the Debtors' board of directors (or managers) or shareholders (or members).

          6.2.4 SURRENDER OF INSTRUMENTS. Each Claimholder holding a certificate or instrument evidencing a Claim against the Debtors or the Estate Property and whose claims are treated under the Plan shall surrender such certificate or instrument to the Plan Agent on the Closing Date as a prerequisite to receiving any Distribution under the Plan, unless the non-availability of such certificate or instrument is established to the satisfaction of the Plan Agent.

          6.2.5 ESTABLISHMENT OF RESERVES AND OTHER ACCOUNTS.

                  6.2.5.1 ESTABLISHMENT OF SALE PROCEEDS ACCOUNT. The Plan Agent shall establish a segregated, interest-bearing account and, subject to funding any other reserve accounts required by the Plan, shall deposit into such account the Sale Proceeds received from closing the Asset Purchase Agreement.

                  6.2.5.2 ESTABLISHMENT OF ADMINISTRATIVE CLAIMS RESERVE. The Plan Agent shall establish the Administrative Claims Reserve, which shall be maintained in a segregated, interest-bearing account. The Administrative Claims Reserve shall be funded initially with Cash from the Sales Proceeds in the amount of $5 million. The Plan Agent shall supplement or replenish the Administrative Claims Reserve as may be necessary periodically to maintain a balance equal to the claimed and/or scheduled amount of all Administrative Claims not assumed by the Purchaser.

                  6.2.5.3 ESTABLISHMENT OF PRIORITY CLAIMS RESERVE. The Plan Agent shall establish the Priority Claims Reserve, which shall be maintained in a segregated interest-bearing account. The Priority Claims Reserve shall be funded with Cash from the Sales Proceeds in an amount equal to the claimed and/or scheduled amount of all Priority Unsecured Tax Claims and all Priority Unsecured Non-Tax Claims not assumed by the Purchaser, including applicable interest accrued from the Petition Date to the Closing Date.

          6.2.6 DISCHARGE OF INDENTURE AND CANCELLATION OF SENIOR NOTES. As of the Effective Date, the Indenture shall be discharged and rendered null and void and of no further force and effect. Such discharge shall not, however, impair the rights of the Noteholders (or the Beneficial Holders through the Noteholders) to receive Distributions under the Plan, or the rights and duties under the Indenture as between the Indenture Trustee and the beneficiaries of the trust created thereby. As of the Effective Date, the Senior Notes and the rights of the Noteholders shall be canceled and shall be null and void, and the Noteholders shall have no rights, and such instruments shall evidence no rights, except the right to receive Distributions under the Plan. All canceled Senior Notes held by the Indenture Trustee shall be disposed of in accordance with its customary procedures under the Indenture, unless the Plan Agent directs the Indenture Trustee to return the canceled Senior Notes to the applicable Debtors.

     6.3 TERMINATION OF THE COMMITTEE. The appointment and operation of any Committee shall terminate on the day immediately following the Closing Date. The dissolution or termination of the appointment and operation of any Committee shall not prejudice the rights of any agents of the Committee (including its Professionals and Committee members) to pursue their separate claims for compensation and reimbursement of expenses, including Professional Fee Claims under Bankruptcy Code sections 330, 331 and/or 503(b)(3)(F).

     6.4 BANKRUPTCY CODE SECTION 1145 DETERMINATION. Confirmation of the Plan shall constitute a determination, in accordance with Bankruptcy Code section 1145, that (except with respect to an entity that is an underwriter as defined in Bankruptcy Code section 1145(b)) Section 5 of the Securities Act of 1933 and any state or local law requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, broker or dealer in, a security do not apply to the offer or sale of any securities under the Plan.

                                    ARTICLE 7
                   GENERAL PROVISIONS GOVERNING DISTRIBUTIONS

     7.1 IN GENERAL. The Plan Agent shall make all Distributions required under the Plan.

     7.2 DISTRIBUTIONS ON ALLOWED CLAIMS ONLY. Distributions under the Plan shall be made only to the holders of Allowed Claims. Until a Disputed Claim becomes an Allowed Claim, the holder of that Disputed Claim shall not receive the consideration otherwise provided to such Claimholder under the Plan.

     7.3 PLACE AND MANNER OF PAYMENTS OR DISTRIBUTIONS. Distributions to holders of Allowed Claims shall be made by mailing such Distribution to the Claimholders at their address listed in the Schedules of Assets and Liabilities, or any proof of claim filed by the Claimholders, or at such other address as such Claimholders shall have specified for payment purposes in a written notice received by the Plan Agent at least twenty (20) days before a Distribution Date. The Plan Agent shall distribute any Cash by wire, check, or such other method as the Plan Agent deems appropriate under the circumstances. Before receiving any Distributions, all Claimholders, at the Plan Agent's request, must provide written notification of their respective Federal Tax Identification Numbers or Social Security Numbers to the Plan Agent; otherwise, the Plan Agent may suspend Distributions to any Claimholders who have not provided their Federal Tax Identification Number or Social Security Number.

     7.4 UNDELIVERABLE DISTRIBUTIONS. If a Distribution to any Claimholder is returned as undeliverable, the Plan Agent shall use reasonable efforts to determine such Claimholder's then current address. No further Distributions shall be made to such Claimholder unless and until the Plan Agent is notified of such Claimholder's then current address.

     7.5 TREATMENT OF UNCLAIMED OR UNDELIVERABLE DISTRIBUTIONS. If any Person entitled to a Distribution under the Plan cannot be located on the Effective Date or any time thereafter, then, subject to the provisions of this section and
Article 13, such Distribution shall be set aside and held in an interest-bearing account or fund maintained by the Plan Agent on behalf of such Person. If such Person is located within one (1) year of the Effective Date, such Distribution, together with any interest actually earned thereon and proceeds thereof (less the allocable portion of taxes paid by the Debtors on account of such Person), shall be paid or distributed to such Person. If the Person cannot be located within one (1) year after the Effective Date, then (i) such Person shall no longer be a Claimholder and (ii) any Distribution and interest and proceeds thereon allocable to such Person (net of the allocable portion of taxes paid by the Debtors) shall become Estate Property free and clear of any Claim to such property by or on behalf of such Person (who shall be deemed to have released such Claim) and shall be otherwise distributed as provided in the Plan, with such adjustments that may be required to take into account that such Person is no longer a Claimholder.

     7.6 WITHHOLDING. The Plan Agent may at any time withhold from a Distribution to any Person (except with respect to the Internal Revenue Service) such amounts sufficient to pay any tax or other charge that has been or may be imposed on such Person with respect to the amount distributable or to be distributed under the income tax laws of the United States or of any state or political subdivision or entity by reason of any Distribution provided for in the Plan, whenever such withholding is determined by the Plan Agent (in its sole discretion) to be required by any law, regulation, rule, ruling, directive, or other governmental requirement. The Plan Agent, in the exercise of its sole discretion and judgment, may enter into agreements with taxing or other authorities for the payment of such amounts that may be withheld in accordance with the provisions of this section. Notwithstanding the foregoing but without prejudice to the Debtors' rights, such Person shall have the right with respect to the United States, or any state, or any political subdivision of either, to contest the imposition of any tax or other charge by reason of any Distribution under the Plan.

     7.7 INTEREST. Interest received with respect to principal distributed under the Plan shall be distributed along with the underlying principal.

     7.8  DISTRIBUTIONS TO HOLDERS OF SENIOR NOTES.

          7.8.1 DISTRIBUTIONS. Notwithstanding any other provision of the Plan, all Distributions to be made to any Noteholder of the Senior Notes under the Plan shall be made to the Indenture Trustee on behalf of the Noteholder in accordance with the terms of the Plan. The Indenture Trustee shall distribute the Cash to the Noteholder, subject to any rights or claims of the Indenture Trustee under the Indenture. Distributions made to the Noteholder under the Plan shall be deemed to be Distributions made for the benefit of the Beneficial Holders. In accordance with the Indenture, the Indenture Trustee may establish reasonable and customary rules and procedures in connection with its duties under this section. Notwithstanding, the Noteholder shall not be entitled to any Distribution under the Plan unless and until the Noteholder has surrendered its interest in the Senior Notes to the Indenture Trustee in accordance with the Indenture Trustee's customary procedures and the requirements of the Plan. Promptly after such surrender, the Indenture Trustee shall distribute to the Noteholder its portion of Cash. If the Noteholder fails to transfer all of its interest in the Senior Notes to the Indenture Trustee as provided herein within one (1) year from and after the Distribution Record Date, the portion of the interests in the Senior Notes that was not transferred shall be deemed canceled, null and void, and all rights and claims arising thereunder shall be forfeited and shall not participate in any Distribution under the Plan. On the expiration of such one (1) year period, all Distributions that otherwise would have been made on account of any canceled and forfeited interest in the Senior Notes shall be distributed to other Claimholders in accordance with the Plan.

          7.8.2 RECORD DATE FOR SENIOR NOTES. Consistent with the Indenture, as of the Distribution Record Date, the Note Register (as defined in the Indenture) maintained by the Indenture Trustee for the Senior Notes shall be closed and there shall be no further changes in the Note Register maintained by the Indenture Trustee for the Senior Notes. The Plan Agent, the Indenture Trustee, and the Noteholder shall have no obligation to recognize any transfer of the Senior Notes (or interests therein) occurring after the Distribution Record Date. The Plan Agent and the Indenture Trustee shall be entitled to recognize and deal for all purposes under the Plan with only the Noteholder whose name appears in the Note Register maintained by the Indenture Trustee for the Senior Notes on the Distribution Record Date.

                                   ARTICLE 8
                               VESTING OF PROPERTY

     8.1 RETESTING OF PROPERTY. On the Effective Date, except as otherwise expressly provided in the Plan, title to all Estate Property shall vest in the Debtors free and clear of all Liens of any kind, subject to the Plan Agent's obligation to transfer any Estate Property to Purchaser under the Asset Purchase Agreement.

                                   ARTICLE 9
                      DISCHARGE, RELEASE AND EXTINGUISHMENT
                  OF LIENS, CLAIMS, INTERESTS, AND ENCUMBRANCES

     9.1 DISCHARGE OF DEBTORS. Except as otherwise provided in the Plan, the rights granted in the Plan and the treatment of all Claims and Equity Interests shall be in exchange for, and in complete satisfaction, discharge, and release of, all Claims of any nature whatsoever against the Debtors and any of the Estate Property. Except as otherwise provided in the Plan, on the Effective Date, each of the Debtors shall be discharged and released from any and all Claims, including demands and liabilities that arose before the Effective Date, and all debts of the kind specified in Bankruptcy Code sections 502(g), 502(h), or 502(I), regardless of whether (a) a proof of claim evidencing such debt was filed or deemed filed under Bankruptcy Code section 501; (b) a Claim based on such debt is allowed under Bankruptcy Code section 502; or (c) the holder of a Claim based on such debt has accepted the Plan. Except as otherwise provided in the Plan, the Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtors. Pursuant to Bankruptcy Code section 524, the discharge granted under this section shall void any judgment against any of the Debtors at any time obtained to the extent it relates to a discharged Claim, and operates as an injunction against the prosecution of any action against any of the Debtors or the Estate Property, to the extent it relates to a discharged Claim.

     9.2 EXCULPATION. None of the officers, directors, managers, or Professionals of any of the Debtors shall have any liability to any Claimholder or Interest holder or other Person for any act or omission in connection with, relating to, or arising out of the administration of the Debtors' bankruptcy cases, including the negotiation, preparation, and pursuit of confirmation of the Plan, the confirmation of the Plan, the consummation of the Plan, the administration of the Plan or the Estate Property to be distributed under the Plan, except for liability based on willful misconduct or gross negligence. In all such instances, the above-referenced parties shall be and have been entitled to reasonably rely on the advice of counsel with respect to their duties and responsibilities in connection with the Debtors' bankruptcy cases and under the Plan.

                                   ARTICLE 10
              INJUNCTION AGAINST ENFORCEMENT OF RECONFIRMATION DEBT

     10.1 INJUNCTION ENJOINING HOLDERS OF CLAIMS AGAINST DEBTORS. Except as otherwise expressly provided in the Plan, after the Effective Date, all Persons who have been, are, or may be holders of Claims against or Equity Interests in the Debtors arising before the Effective Date shall be enjoined from taking any of the following actions against or affecting the Debtors, their Estates, and the Estate Property regarding such Claims or Equity Interests (other than actions brought to enforce any rights or obligations under the Plan):

          (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind against the Debtors, their Estates, or the Estate Property (including, all suits, actions, and proceedings that are pending on the Effective Date, which shall be deemed withdrawn and dismissed with prejudice);

          (ii) enforcing, levying, attaching, collecting, or otherwise recovering by any manner or means, directly or indirectly, any judgment, award, decree, or order against the Debtors, their Estates, or the Estate Property;

          (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any Lien against the Debtors, their Estates, or the Estate Property;

          (iv) asserting any right of subrogation or recumbent of any kind, directly or indirectly, against any obligation due the Debtors, their Estates, or their Property; and

          (v) proceeding in any manner and in any place whatsoever that does not conform to or comply with the provisions of the Plan.

                                   ARTICLE 11
                                EVENTS OF DEFAULT

     11.1 EVENTS OF DEFAULT. An event of default shall have occurred if the Plan Agent or any other Person takes any action, fails to take any action, or fails to refrain from taking an action prevented, required, or otherwise set forth in the Plan.

     11.2 REMEDIES FOR DEFAULTS. Should an event of default occur by the Plan Agent or any other Person, at least one other party-in-interest (including any Debtor) must provide written notice of the default to the defaulting party and serve copies of the notice to all parties identified in section 16.2 of the Plan. If the default is not cured within ten (10) days after service of the notice of default, the notifying party may present an EX PRATE order to the Bankruptcy Court setting a date and time when the defaulting party must appear before the Bankruptcy Court and show cause why it should not be held in contempt of the Confirmation Order. If found to be in default of the Plan, the Bankruptcy Court shall:

          (a) assess the costs of the Plan Agent or other party-in-interest of proceeding on the order to show cause against the defaulting party, such costs to be the greater of the actual amounts incurred or $5,000; and

          (b) designate a person to appear, sign, and/or accept on behalf of the defaulting party the documents required under the Plan in accordance with Federal Rule of Civil Procedure 70, or enter such other order compelling compliance with the Plan that may be necessary and that does not materially alter the terms of the Plan as confirmed.

                                   ARTICLE 12
                        PROVISIONS FOR THE RESOLUTION OF
                          OBJECTIONS TO PROOFS OF CLAIM

     12.1 RIGHT TO OBJECT TO CLAIMS. The Plan Agent shall have the right to examine and object to any Claims filed in the Debtors' chapter 11 cases, and shall have the right to object to and contest the allowance of any such Claims.

     12.2 DEADLINE FOR OBJECTING TO CLAIMS. Objections to Claims must be filed with the Bankruptcy Court, and a copy of the objection must be served on the subject Claimant, before the expiration of the Claims Objection Deadline (unless such period is further extended by subsequent orders of the Bankruptcy Court); otherwise such Claim shall be deemed allowed in accordance with Bankruptcy Code section 502.

     12.3 DEADLINE FOR RESPONDING TO CLAIM OBJECTIONS. Within thirty (30) days after service of an objection, the Claimant whose Claim was objected to must file a written response to the objection with the Bankruptcy Court and serve a copy on the objecting party, the Plan Agent, and the parties identified in section 16.2 of the Plan. Failure to file a written response within the thirty
(30) day time period shall constitute a waiver and release of the subject Claim, and shall cause the Bankruptcy Court to enter a default judgment against the non-responding Claimant granting the relief requested in the claim objection.

     12.4 ESTIMATION OF CLAIMS. The Plan Agent may request the Bankruptcy Court to estimate any Claim for purposes of allowance under Bankruptcy Code section 502(c).

     12.5 NOTICE OF CLAIM ALLOWANCE. Notwithstanding any other provision of the Plan, the Plan Agent may file a notice with the Bankruptcy Court identifying any Claim(s) that will not be subject to an objection or other contest. The Plan Agent shall serve such notice on the parties identified in section 16.2 of the Plan and the holders of the Claims identified in the notice. All Claims identified in any notice filed under this section shall be deemed allowed in accordance with Bankruptcy Code section 502 on the date of the filing of the notice.

                                   ARTICLE 13
                     GENERAL PROVISIONS RELATING TO RESERVES

     13.1 ADMINISTRATIVE CLAIMS RESERVES. To the extent any Cash held in the Administrative Claims Reserve established under the Plan relate to Administrative Claims or Professional Fee Claims that have either been disallowed by the Bankruptcy Court or are no longer claimed as evidenced by (i) a written release of such Claim or (ii) the failure to seek allowance of such Claim within six (6) months from the Effective Date, then such Cash shall become Distributable Sales Proceeds and shall be distributed in accordance with the Plan. The Administrative Claims Reserve shall be dissolved once all required payments have been made.

     13.2 PRIORITY CLAIMS RESERVE. To the extent any Cash held in the Priority Claims Reserve relate to a Priority Unsecured Non-Tax Claim or a Priority Unsecured Tax Claim that has either been disallowed by the Bankruptcy Court or is no longer claimed as evidenced by (i) a written release of such Claim (ii) or the failure to seek allowance of such Claim within six (6) months from the Effective Date, then such Cash shall become distributable Sales Proceeds and shall be Distributable in accordance with the Plan. The Priority Claims Reserve shall be dissolved once all required payments have been made.

     13.3 DISPUTED CLAIMS RESERVE. The Plan Agent shall deposit the Distributions reserved for the holders of Disputed Claims or Disputed Equity Interests in a segregated, interest-bearing account called the Disputed Claim Reserve. The disputed Claim Reserve shall be held in trust for the benefit of holders of Allowed Claims and Allowed Equity Interests whose Distributions are unclaimed and the holders of Disputed Claims and Disputed Equity Interests pending determination of their entitlement to Distributions under the Plan. When a Disputed Claim or Disputed Equity Interest becomes an Allowed Claim or Allowed Interest, the Plan Agent shall release and deliver the Distributions reserved for the particular Disputed Claim or Disputed Equity Interest (net of distribution cost) from the Disputed Claim Reserve, together with any earned interest attributable to the Disputed Claim or Disputed Equity Interest. If the Court disallows the Disputed Claim or Disputed Equity Interest, the Distribution and interest and proceeds thereon shall be part of the Distributable Sales Proceeds or Estate Property free and clear of any liens, claims, interest, or other encumbrances and shall be distributed in accordance with the Plan.

                                   ARTICLE 14
 PROVISIONS FOR THE RETENTION, ENFORCEMENT, COMPROMISE, OR ADJUSTMENT OF CLAIMS
                             BELONGING TO THE ESTATE

     14.1 RIGHT TO ENFORCE, COMPROMISE, OR ADJUST ESTATE CLAIMS. The Plan Agent shall have and retain the full power, authority, and standing to prosecute, compromise, or otherwise resolve any claims and causes of action (including Rights of Action and Avoidance Actions) constituting Estate Property. All proceeds derived from such claims and causes of action (including Rights of Action and Avoidance Actions) shall remain Estate Property.

                                   ARTICLE 15
                            RETENTION OF JURISDICTION

     15.1 RETENTION OF JURISDICTION. The Bankruptcy Court, even after the Bankruptcy Case has been closed, shall have jurisdiction over all matters arising under, arising in, or relating to the Debtors' chapter 11 cases, including proceedings to:

          (a)  ensure that the Plan is fully consummated and implemented;

          (b) enter such orders that may be necessary or appropriate to implement, consummate, or enforce the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement;

          (c)  consider any modification of the Plan under Bankruptcy Code section 1127;

          (d) hear and determine all Claims, controversies, suits, and disputes against the Debtors to the full extent permitted under 28 U.S.C. Section 157 and Section 1334;

          (e) allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim, including the resolution of any and all objections to the allowance or priority of Claims;

          (f) hear, determine, and adjudicate any litigation involving the Rights of Action and Avoidance Actions or other claims or causes of action constituting Estate Property;

          (g) decide or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any motions or applications involving the Debtors that are pending on or commenced after the Effective Date;

          (h) resolve any cases, controversies, suits, or disputes that may arise in connection with the consummation, interpretation, or enforcement of the Plan, or any entity's obligations incurred in connection with the Plan, or any other agreements governing, instruments evidencing, or documents relating to any of the foregoing, including the interpretation or enforcement of any rights, remedies, or obligations under any of the foregoing;

          (I) hear and determine all controversies, suits, and disputes that may arise out of or in connection with the enforcement of any subordination and similar agreements among various Creditors under Bankruptcy Code section 510;

          (j) hear and determine all requests for compensation and/or reimbursement of expenses that may be made for fees and expenses incurred before the Closing Date;

          (k) enforce any Final Order, the Confirmation Order, the final decree, and all injunctions contained in those orders;

          (l) enter an order concluding and terminating the Debtors' chapter 11 cases;

          (m) correct any defect, cure any omission, or reconcile any inconsistency in the Plan, or the Confirmation Order, or any other document or instruments created or entered into in connection with the Plan;

          (n) determine all questions and disputes regarding title to the Estate Property;

          (o) classify the Claims of any Claimholders and the treatment of those Claims under the Plan, re-examine Claims that may have been allowed for purposes of voting, and determine objections that may be filed to any Claims;

          (p)  take any action described in the Plan involving the Debtors;

          (q) enforce, by injunction or otherwise, the provisions contained in the Plan, the Confirmation Order, any final decree, and any Final Order that provides for the adjudication of any issue by the Bankruptcy Court;

          (r) enter and implement such orders that are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated; and

          (s)  enter a final decree as contemplated by Bankruptcy Rule 3022.

                                   ARTICLE 16
                               GENERAL PROVISIONS

     16.1 CONFIRMATION ORDER. The Confirmation Order shall contain all injunctions and other orders that may be necessary to implement the Plan. To the extent necessary, the

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Confirmation Order shall contain any provisions necessary to provide for the substantial consummation of the Plan on the Closing Date.

     16.2 NOTICES. Except as otherwise specifically provided for in the Plan, whenever the Plan requires notice be given, such notice shall be given to the following parties at their respective addresses, unless a prior notice of change of address has been served on the parties identified in this section indicating a new address:

          HY I Investments, L.L.C.
          c/o Equity Group Investments, L.L.C.
          Two North Riverside Plaza
          Suite 600
          Chicago, IL  60606
          Facsimile No.: (312) 559-1280
          Attn:  Nils Larsen

          Bennet Management Corporation
          2 Stamford Plaza, Suite 1501
          Stanford, CT  06901
          Facsimile No.: (203) 353-3113
          Attn:  Jim Bennett

          Jenner & Block, LLC
          One IBM Plaza
          Chicago, IL  60611
          Facsimile No.: (312) 840-7389
          Attn:  Vincent e. Lazar

          Pentacon, Inc.
          21123 Nordhoff Street
          Chatsworth, CA  91311
          Facsimile No.: (818) 576-6032
          Attn:  Jay McFadyen, Esq.

          Haynes and Boone, LLP
          1000 Louisiana Street
          Suite 4300
          Houston, TX  77002
          Facsimile No.: (713) 547-2600
          Attn:  Lenard M. Parkins

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          Anixter International Inc.
          4711 Golf Road
          Skokie, IL  60076
          Facsimile No.: (847) 715-7518
          Attn:  Mr. Dennis J. Letham, Senior Vice President - Finance

          Anixter International Inc.
          4711 Golf road
          Skokie, IL  60076
          Facsimile No.: (847) 715-7604
          E-Mail Address: john.dul@Anixter.com
          Attn:  Mr. John A. Dul, General Counsel

          Baker & McKenzie
          130 East Randolph Drive
          Chicago, IL  60601
          Facsimile No.: (312) 861-2899
          Attn:  Mr. Philip F. Suse

          Bank of America, N.A.
          55 South Lake Avenue, Suite 900
          Pasadena, CA  91101
          Facsimile No.: (626) 397-1270
          Attn:  Business Credit, Richard G. Burke, Senior Vice President

          Jenkens & Gilchrist, P.C.
          1445 Ross Avenue, Suite 3200
          Dallas, TX  75202
          Facsimile No.: (214) 955-4300
          Attn:  Toby L. Gerber

     16.3 DATES. The provisions of Bankruptcy Rule 9006 shall govern the calculation of any dates or deadlines referenced in the Plan.

     16.4 FURTHER ACTION. Nothing contained in the Plan shall prevent the Debtors from taking any actions that may be necessary to consummate the Plan, even though such actions may not specifically be provided for in the Plan.

     16.5 EXHIBITS. All exhibits attached to the Plan are incorporated in the Plan by reference and are an integral part of the Plan as though fully set forth herein.

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     16.6 EXEMPTION FROM TRANSFER TAXES. Under Bankruptcy Code section 1146(c), the issuance, transfer, or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including any deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

     16.7 BINDING EFFECT. The Plan shall be binding on, and inure to the benefit of, the Debtors, any Committee, the Claimholders and Interestholders, and their respective successors, heirs, and assigns, regardless of whether those parties voted to accept the Plan.

     16.8 GOVERNING LAW. Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, without giving effect to any conflicts of law principles.

     16.9 HEADINGS. Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose.

     16.10 ROUNDING OF AMOUNTS. Notwithstanding anything to the contrary in the Plan, the Plan Agent may round down all Distribution amounts under the Plan to the next lowest whole dollar amount.

     16.11 WITHDRAWAL OR REVOCATION OF THE PLAN. The Debtors reserve the right to revoke or withdraw the Plan before the Confirmation Date. If the Debtors should revoke or withdraw the Plan, then the Plan shall be null and void, and nothing contained in the Plan shall constitute a

                                       29
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waiver or release of any Claims, or prejudice in any manner the rights of the
Debtors or any other Person.

     16.12 RESERVATION OF RIGHTS. Neither the filing of the Plan nor any statement or provision contained in the Plan or in the Disclosure Statement, nor the taking of any action with respect to the Plan, shall (i) be or be deemed to be an admission against interest by the Debtors and (ii) until the Effective Date, be or be deemed to be a waiver of any rights the Debtors may have (a) against any other person or (b) in any of the property and assets of any other Person, and, until the Effective Date, all such rights are specifically reserved. In the event that the Plan is not confirmed or fails to become effective, neither the Plan nor the Disclosure Statement, nor any statement contained in the Plan or in the Disclosure Statement, may be used or relied on in any manner against the Debtors in any suit, action, proceeding, or controversy within or without the Bankruptcy Case.

     16.13 DEFECTS, OMISSIONS, AND AMENDMENTS. The Debtors may, with the approval of the Bankruptcy Court and without notice to holders of Claims, insofar as it does not materially and adversely affect holders of Claims, correct any defect, omission, or inconsistency in the Plan in such a manner and to such extent necessary or desirable to expedite the execution of the Plan. The Debtors may propose amendments or alterations to the Plan before or after confirmation as provided in Bankruptcy Code section 1127 if, in the opinion of the Bankruptcy Court, the modification does not materially and adversely affect the interests of holders of Claims, so long as the Plan, as modified, complies with Bankruptcy Code sections 1122 and 1123 and the Debtors have complied with Bankruptcy Code section 1125. The Debtors may propose amendments or alterations to the Plan before or after the Confirmation Date but prior to substantial consummation, in a manner that, in the opinion of the Bankruptcy Court, does not materially and adversely affects holders of Claims, so long as the Plan, as modified, complies with Bankruptcy Code sections 1122 and 1123, the Debtors have complied with Bankruptcy Code section 1125, and after notice and a hearing, the Bankruptcy Court confirms such Plan, as modified, under Bankruptcy Code section 1129.

     16.14 GOOD FAITH. Confirmation of the Plan shall constitute a finding that
(i) the Plan has been proposed in good faith and in compliance with the applicable provisions of the Bankruptcy Code, (ii) the Purchaser under the Asset Purchase Agreement is a good faith purchaser within the meaning of Bankruptcy Code section 363(m) and (iii) the solicitation of acceptances or rejections of the Plan by all Persons and the offer, issuance, sale, or purchase of any security offered or sold under the Plan has been in good faith and in compliance with applicable provisions of the Bankruptcy Code.

                                   ARTICLE 17
                            SUBSTANTIAL CONSUMMATION

     17.1 SUBSTANTIAL CONSUMMATION. The Plan shall be deemed substantially consummated immediately on the completion of all actions required to be undertaken at the Closing.

     17.2 FINAL DECREE. On substantial consummation, the Debtors may request the Bankruptcy Court to enter a final decree closing the case and such other orders that may be necessary and appropriate.

                                   ARTICLE 18
                     CONTINGENCIES TO EFFECTIVENESS OF PLAN

     18.1 CONTINGENCIES. The Plan shall not be effective until the Bankruptcy Court enters a confirmation order acceptable in form and substance to the Debtors, unless such condition is expressly waived.

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DATED:  May 23, 2002.

                            PENTACON, INC.


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                            By:
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                            Its:
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                            PENTACON AEROSPACE GROUP, INC.


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                            By:
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                            Its:
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                            PENTACON INDUSTRIAL GROUP, INC.


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                            By:
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                            Its:
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                            PENTACON INTERNATIONAL SALES, INC.


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                            By:
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                            Its:
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                            PENTACON DELAWARE, INC.


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                            By:
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                            Its:
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                            JET HOLDINGS, INC.

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                            By:
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                            PENTACON PROPERTIES, L.P.


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                            By:
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                            Its:
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                            PENTACON USA, L.P.


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                            By:
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                            Its:
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